Exhibit 99.1
Keros Therapeutics Reports Recent Business Highlights and Second Quarter 2021 Financial Results

Lexington, Mass. – August 5, 2021 – Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematological and musculoskeletal disorders with high unmet medical need, today provided a business update and reported financial results for the quarter ended June 30, 2021.

“We have made substantial progress over the past quarter, including announcing our preliminary results from our Phase 2 clinical trial of KER-050,” said Jasbir S. Seehra, Ph.D., President and Chief Executive Officer. “We continue to make notable progress advancing our pipeline, and remain focused on the execution of our near-term development plans. In that regard, we remain on track to initiate several clinical trials for KER-050, KER-047 and KER-012 over the balance of 2021.”

Recent Corporate Highlights:

•Executive leadership changes: In August 2021, the Company announced that Simon Cooper, M.B.B.S., has been appointed to serve as the Company’s Chief Medical Officer, effective as of August 2, 2021. Dr. Cooper succeeded Claudia Ordonez, M.D., who departed from the Chief Medical Officer position effective July 30, 2021. Dr. Ordonez will provide consulting services to the Company until September 15, 2021.
•Issuance of Keros foundational U.S. patent: In May 2021, the United States Patent and Trademark Office issued U.S. Patent No. 11,013,785, which is a composition of matter patent directed to novel therapeutic proteins, including KER-050, that contains 20 claims and expires in November 2037.

Recent Program Highlights:

•KER-050 for the treatment of ineffective hematopoiesis to address cytopenias
◦In June 2021, Keros announced preliminary results from Cohorts 1 and 2 (0.75 mg/kg and 1.5 mg/kg) of Part 1 of its Phase 2 clinical trial evaluating KER-050 in patients with myelodysplastic syndromes. Following Safety Review Committee recommendation, dosing for Cohort 3 of the trial was initiated at 2.5 mg/kg of KER-050, to be administered once every four weeks for 12 weeks.
◦The Company expects to report additional Part 1 data and initiate Part 2 of the trial by the end of 2021.

Second Quarter 2021 Financial Results

Keros reported a net loss of $15.6 million in the second quarter of 2021 as compared to a net loss of $10.8 million in the second quarter of 2020. The increase in net loss for the second quarter was largely due to increased research and development efforts as well as additional infrastructure expenses to support our operations as a publicly traded company.

Research and development expenses were $10.0 million for the second quarter of 2021 as compared to $7.3 million for the same period in 2020. The increase of $2.7 million was primarily due to additional research and development efforts, manufacturing activities, and personnel expenses to support the advancement of our pipeline.

General and administrative expenses were $5.7 million for the second quarter of 2021 as compared to $3.7 million for the same period in 2020. The increase of $2.0 million was primarily due to increase in personnel expenses and other external expenses to support Keros' organizational growth.

Keros’ cash and cash equivalents as of June 30, 2021 was $237.1 million compared to $265.9 million as of December 31, 2020. Keros expects that the cash and cash equivalents it had on hand at June 30, 2021 will fund its operating expenses and capital expenditure requirements into the fourth quarter of 2023.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematologic and musculoskeletal disorders with high unmet medical need. Keros is a leader in understanding the role of the Transforming Growth Factor-Beta family of proteins, which are master regulators of red blood cell and platelet production as well as of the growth, repair and maintenance of muscle and bone. Keros’ lead protein therapeutic product candidate, KER-050, is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndromes and in patients with myelofibrosis. Keros’ lead small molecule product candidate, KER-047, is being developed for the treatment of anemia resulting from iron imbalance, as well as for the treatment of fibrodysplasia ossificans progressiva. Keros’ third product candidate, KER-012, is being developed for the treatment of disorders associated with bone loss, such as osteoporosis and osteogenesis imperfecta, and for the treatment of pulmonary arterial hypertension.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Keros’ expectations regarding its growth, strategy, progress and timing of its preclinical studies and clinical trials for KER-050, KER-047 and KER-012; the potential impact of COVID-19 on Keros’ ongoing and planned preclinical studies, clinical trials, business and operations; and Keros’ expected cash runway. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its lead product candidates, KER-050 and KER-047; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies; and risks relating to the impact on Keros' business of the COVID-19 pandemic or similar public health crises.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2021, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Mike Biega
mbiega@soleburytrout.com
617-921-966

KEROS THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
REVENUE:
License revenue	$100	$—	$100	$—
Total revenue	100	—	100	—
OPERATING EXPENSES:
Research and development	(9,983)	(7,264)	(21,478)	(15,791)
General and administrative	(5,658)	(3,650)	(9,932)	(5,627)
Total operating expenses	(15,641)	(10,914)	(31,410)	(21,418)
LOSS FROM OPERATIONS	(15,541)	(10,914)	(31,310)	(21,418)
OTHER INCOME (EXPENSE), NET
Interest expense, net	(1)	(1)	(2)	(3)
Change in fair value of preferred stock tranche obligation	—	—	—	(1,490)
Other income (expense), net	(80)	158	(145)	90
Total other income (expense), net	(81)	157	(147)	(1,403)
Loss before income taxes	(15,622)	(10,757)	(31,457)	(22,821)
Income tax (provision) benefit	—	—	(50)	172
Net loss	$(15,622)	$(10,757)	$(31,507)	$(22,649)
Net loss attributable to common stockholders—basic and diluted	$(15,622)	$(10,963)	$(31,507)	$(23,661)
Net loss per share attributable to common stockholders—basic and diluted	$(0.67)	$(0.62)	$(1.35)	$(2.35)
Weighted-average common stock outstanding—basic and diluted	23,305,673	17,623,994	23,267,943	10,054,026

KEROS THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	JUNE 30, 2021	DECEMBER 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	237,113	265,876
Accounts receivable	100	—
Prepaid expenses and other current assets	4,204	1,850
Total current assets	241,417	267,726
Operating lease right-of-use assets	676	878
Property and equipment, net	1,253	724
Restricted cash	115	115
TOTAL ASSETS	243,461	269,443
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	1,372	2,149
Current portion of operating lease liabilities	449	423
Accrued expenses and other current liabilities	5,710	4,612
Total current liabilities	7,531	7,184
Operating lease liabilities, net of current portion	242	476
Other liabilities	32	62
Total liabilities	7,805	7,722
STOCKHOLDERS' EQUITY:
Common stock, par value of $0.0001 per share; 200,000,000 authorized as of June 30, 2021 and December 31, 2020, respectively; 23,328,771 and 23,192,866 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	332,172	326,730
Accumulated deficit	(96,518)	(65,011)
Total stockholders' equity	235,656	261,721
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	243,461	269,443